Exhibit 4.2

ACCESS MIDSTREAM PARTNERS, L.P.,

ACMP FINANCE CORP.

AND

THE GUARANTORS NAMED HEREIN

5.875% SENIOR NOTES DUE 2021

SUPPLEMENTAL INDENTURE AND AMENDMENT — SUBSIDIARY GUARANTEE

DATED AS OF JANUARY 7, 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

TRUSTEE

This FIRST SUPPLEMENTAL INDENTURE, dated as of January 7, 2013, is among Access Midstream Partners, L.P., formerly known as Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), ACMP Finance Corp., formerly known as CHKM Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of April 19, 2011 (the “Indenture”), pursuant to which the Issuers have issued $350 million in principal amount of 5.875% Senior Notes due 2021 (the “Notes”);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture to add Guarantors without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of the Issuers and of the Guarantors necessary to make this First Supplemental Indenture a valid instrument legally binding on the Issuers and the Guarantors, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

(i)

A) This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

B) This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

(ii)

From this date, by executing this First Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder, and subject to the limitations and release provisions therein.

(iii)

A) Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

B) Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture.

C) THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

D) The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	ACCESS MIDSTREAM PARTNERS GP, L.L.C., ITS GENERAL PARTNER

By:	/s/ J. Mike Stice

Name:	J. Mike Stice
Title:	Chief Executive Officer

ACMP FINANCE CORP.

By:	/s/ J. Mike Stice

Name:	J. Mike Stice
Title:	Chief Executive Officer

GUARANTORS ACCESS MLP OPERATING, L.L.C.
BLUESTEM GAS SERVICES, L.L.C.
ACCESS MIDSTREAM GAS SERVICES, L.L.C.
OKLAHOMA MIDSTREAM GAS SERVICES, L.L.C.
TEXAS MIDSTREAM GAS SERVICES, L.L.C.
MAGNOLIA MIDSTREAM GAS SERVICES, L.L.C.
PONDER MIDSTREAM GAS SERVICES, L.L.C.
APPALACHIA MIDSTREAM SERVICES, L.L.C.
ACCESS PERMIAN MIDSTREAM, L.L.C.
CHESAPEAKE MIDSTREAM OPERATING, L.L.C.
CHESAPEAKE WEST TEXAS PROCESSING, L.L.C.
LOUISIANA MIDSTREAM GAS SERVICES, L.L.C.
JACKALOPE GAS GATHERING SERVICES, L.L.C.
MID-ATLANTIC GAS SERVICES, L.L.C.
MOCKINGBIRD MIDSTREAM GAS SERVICES, L.L.C.
UTICA GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice

Name:	J. Mike Stice
Title:	Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as TRUSTEE

By:	/s/ Lawrence M. Kusch

Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page to First Supplemental Indenture]